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                                                                    EXHIBIT 99.1


STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned officer of Viragen (the "Company") hereby certifies that, as of the date of this statement, the Company's amended quarterly report on Form 10-Q/A for the quarter ended December 31, 2002 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company as of and for the three month period ended December 31, 2002. The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.



Date: March 19, 2003                      By: /s/ Robert C. Salisbury
                                             ------------------------
                                              Robert C. Salisbury
                                              Chief Executive Officer